EXHIBIT 16

                     SQUAR, MILNER, REEHL & WILLIAMSON, LLP
                         4100 Newport Place, Third Floor
                             Newport Beach, CA 92660


November 17, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Global Beverage Solutions, Inc., formerly Pacific Peak Investments, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Global Beverage Service Inc.'s Form 8-K report dated November 17, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Squar, Milner, Reehl & Williamson, LLP

Squar, Milner, Reehl & Williamson, LLP